UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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ENERGOUS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3590 North First Street, Suite 210

San Jose, California 95134

April 14, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Energous Corporation to be held at 11:00 a.m., local time, on Thursday, May 18, 2017, at our corporate headquarters located at 3590 North First Street, Suite 210, San Jose, California.

We look forward to your attendance either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2017 Annual Meeting of Stockholders and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Stephen R. Rizzone
President and Chief Executive Officer

ENERGOUS CORPORATION

3590 North First Street, Suite 210

San Jose, California 95134

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2017

To the Stockholders of Energous Corporation:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Energous Corporation, a Delaware corporation, will be held on Thursday, May 18, 2017 at 11:00 a.m., local time, at our corporate headquarters located at 3590 North First Street, Suite 210, San Jose, California, for the following purposes:

1.	To elect six members of the Board of Directors.

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2017.

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only Energous stockholders of record at the close of business on March 20, 2017, the record date of this meeting fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. If you plan to attend the meeting and you require directions, please call us at (408) 963-0200.

By Order of the Board of Directors,

Stephen R. Rizzone
President and Chief Executive Officer

San Jose, California

April 14, 2017

PROXY STATEMENT

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3590 North First Street, Suite 210

San Jose, California 95134

INFORMATION ABOUT SOLICITATION AND VOTING

The Board of Directors (“Board”) of Energous Corporation (“Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with our 2017 annual meeting of stockholders, which will take place on Thursday, May 18, 2017, 11:00 a.m., local time, at our corporate headquarters located at 3590 North First Street, Suite 210, San Jose, California. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about April 14, 2017.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

Our Board is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	this Proxy Statement for the annual meeting;

•	a proxy card for the annual meeting; and

•	the 2016 Annual Report to Stockholders, which includes our 2016 Annual Report on Form 10-K.

What items will be voted on at the annual meeting?

There are two proposals scheduled to be voted on at the annual meeting:

•	election of director nominees nominated by our Board of Directors; and

•	ratification of the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the nominees to the Board of Directors presented in this proxy statement; and

•	FOR the ratification of the appointment of Marcum as our independent registered public accounting firm for 2017.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•	Energous stockholders as of the close of business on March 20, 2017;

•	holders of valid proxies for the meeting; and

•	our invited guests.

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Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board of Directors set March 20, 2017 as the record date for the 2017 annual meeting. All record holders of Energous common stock as of the close of business on that date are entitled to vote at the meeting. Each share of common stock is entitled to one vote. As of the record date, there were 20,532,942 shares of common stock outstanding.

What is a stockholder of record?

A stockholder of record, or registered stockholder, is a person whose ownership of Energous stock is reflected directly on the books and records of our transfer agent, Wells Fargo Shareowner Services. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail. Stockholders of record may vote by signing and returning the proxy card provided.

•	By phone or via the Internet. You may vote by proxy, by phone or by Internet, by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

For questions regarding your stock ownership or the annual meeting, you may contact us through our website at http://www.energous.com/contact/ or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through the Wells Fargo Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or by phone at www.computershare.com/contactus or toll free at (800) 401-1957.

How can I change or revoke my vote?

You may change or revoke your vote as follows:

•	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation c/o Secretary at 3590 North First Street, Suite 210, San Jose, California 95134 or by submitting another vote on or before May 18, 2017.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) is considered to be a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

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The ratification of the appointment of Marcum as our independent registered public accounting firm for 2017 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1, Election of Directors. The nominees receiving the highest number of votes will be elected as members of our Board of Directors.

•	Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Marcum as our independent registered public accounting firm for 2017 will be approved if the number of votes cast “FOR” the proposal at the annual meeting exceeds the number of votes cast “AGAINST” the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors. We expect no broker non-votes on the appointment of Marcum as our independent registered public accounting firm for 2017, and abstentions will have no effect on this proposal.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce voting results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2018 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in these Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders must be received no later than December 15, 2017. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3590 North First Street, Suite 210, San Jose, California 95134.

Requirements for Stockholder Proposals to Be Brought Before the 2018 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2018 annual meeting, must be delivered to the Company’s Secretary at 3590 North First Street, Suite 210, San Jose, California 95134 not earlier than the close of business on January 18, 2018 and not later than the close of business on February 17, 2018. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Mr. Cooper, Mr. Gaulding, Mr. Griffin and Mr. Jackson is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market (“NASDAQ”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent directors within the meaning of the applicable NASDAQ and SEC rules.

Executive Sessions of Independent Directors

Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board. Executive sessions do not include any non-independent directors and are led by the Chairman of the Board.

Board Leadership Structure

The Board does not have a general policy regarding the separation of the roles of Chairman and Chief Executive Officer. The Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board has reviewed our current Board leadership structure in light of the composition of the Board, the size of our company, the nature of the Energous business and other relevant factors. We currently have a Chief Executive Officer and a separate Chairman of the Board. The Board believes that having an independent Chairman enhances the opportunity that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company. Mr. Rizzone serves as our Chief Executive Officer and Mr. Gaulding serves as the Chairman of the Board.

Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors or to the individual director or directors, in each case, c/o Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board has adopted a policy concerning director nominations, available at www.energous.com and summarized below.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board in the context of the needs of the business and the current composition and needs of the Board.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting nominees for election to the Board of Directors by the stockholders. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors’ appointments to the standing committees of the Board of Directors.

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Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•	the class and number of shares of our equity securities that are owned beneficially and held of record by such stockholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•	a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

•	the name of the individual recommended for consideration as a director nominee;

•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•	how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

•	the recommended candidate’s beneficial ownership in our securities;

•	any relationships between the recommended candidate and us which may constitute a conflict of interest; and

•	all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

While we do not have a formal policy governing director attendance at our annual meeting of stockholders, we do encourage our directors to attend. All of our directors then serving on the Board of Directors attended our 2016 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have in place a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

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A current copy of the Code of Ethics is available at www.energous.com. A copy may also be obtained, free of charge, from us upon a request directed to Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.energous.com and/or in our public filings with the SEC.

The Board of Directors and its Committees

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board, and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is six.

Our Board met nine times during 2016. All directors attended at least 75% of the aggregate of all meetings of the Board and meetings of committees of the Board on which he served during 2016.

The Board currently has standing Compensation, Audit and Corporate Governance and Nominating Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.energous.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
John R. Gaulding	x	Chair
Robert J. Griffin	x	x	Chair
Rex S. Jackson	Chair		x

Committees

Audit Committee. Our Audit Committee consists of Mr. Gaulding, Mr. Griffin and Mr. Jackson. The Board has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board has appointed Mr. Jackson as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of our financial reporting process and system of internal control over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders, and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met four times in 2016.

Compensation Committee. Our Compensation Committee consists of Mr. Gaulding (who serves as its Chairperson) and Mr. Griffin, each of whom is a non-employee director as defined in Rule 16b-3 under the Exchange Act. The Board has determined that each member of the Compensation Committee is an independent director within the meaning of NASDAQ’s director independence standards.The Compensation Committee (1) discharges the responsibilities of the Board relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans. The Compensation Committee met three times in 2016.

The Compensation Committee engaged Compensia, Inc., a nationally recognized independent compensation consultant, to provide competitive benchmarking and recommendations regarding the design, form and amount of our compensation arrangements with our Chief Executive Officer. At the Compensation Committee’s request, the consultant does not provide any services to us other than the assistance it provides to the Compensation Committee. The consultant reports directly to the Compensation Committee on all work assignments from the Committee. The Compensation Committee has assessed the independence of Compensia, Inc. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the committee.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Griffin (who serves as its Chairperson) and Mr. Jackson. The Board has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards. The Corporate Governance and Nominating Committee (1) recommends to the Board persons to serve as members of the Board of Directors and as members of and chairpersons for Board committees, (2) considers the recommendation of candidates to serve as directors submitted from Company stockholders, (3) assists the Board in evaluating the performance of directors and Board committees, (4) advises the Board regarding the appropriate board leadership structure for us, (5) reviews and makes recommendations to the Board on corporate governance and (6) reviews Board size and composition and recommends to the Board any changes it deems advisable. The Corporate Governance and Nominating Committee did not meet in 2016, and its functions were performed by the Board as a whole.

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Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee in 2016 served as one of our employees in 2016 or has ever served as one of our officers. During 2016, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

Role of the Board of Directors in Risk Oversight

The Board of Directors administers its risk oversight function directly and through the Audit Committee. The Board and Audit Committee regularly discuss with management our major risk exposures, their potential financial impact on us, and steps to monitor and control those risks.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the six current directors for election at the annual meeting, to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. Each nominee has agreed to serve if elected and the Board knows of no reason why any nominee would be unable to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

Nominees to the Board of Directors

The following table sets forth the nominees to be elected at the 2017 annual meeting, the year such director was first elected as a member of our Board of Directors, and the positions currently held by each director with us.

Name	Year First Became Director	Position with Energous
Stephen R. Rizzone	2013	President, Chief Executive Officer, Director
Michael Leabman	2012	Chief Technology Officer, Director
Martin Cooper	2015	Director
John R. Gaulding	2014	Chairman of the Board of Directors
Robert J. Griffin	2014	Director
Rex S. Jackson	2014	Director

Information about Director Nominees

Set forth below is background information for each current director and director nominee, as well as information about the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve on the Board.

Stephen R. Rizzone, age 68, joined Energous as President, Chief Executive Officer and Director in October 2013. Mr. Rizzone also served as Chairman of the Board from October 2013 to February 2015. Mr. Rizzone has more than 40 years of executive management, marketing, sales and entrepreneurial experience in the data communications hardware, networking hardware and software, and silicon and optical components markets. Prior to joining us, Mr. Rizzone served as Chief Executive Officer and chairman of the board of Active Storage, Inc., a data storage company, from 2011 until December 2012 and as the Chief Executive Officer and chairman of the board of directors of Communicado, Inc., a voice and data communications networking company, from 2006 to 2009. Mr. Rizzone previously served as member of the board of directors of Katzkin Leather, an automotive interiors company from 2011 to November 2013 and the Los Angeles Regional Technology Alliance (LARTA), an entrepreneur and technology non-profit from 2009 to 2011. Mr. Rizzone holds a B.A. in Public Administration from California State University at Fullerton. Our Board of Directors believes that Mr. Rizzone’s extensive industry, executive and board experience, as well as his service as our Chief Executive Officer, qualify him to serve as a member of our Board of Directors.

Michael Leabman, age 44, founded Energous in October 2012 and became our Chief Technology Officer in October 2013. Mr. Leabman has been a member of our Board of Directors since its founding and served as our President, Chief Financial Officer, Treasurer and Secretary until October 2013. From 2010 to September 2013, Mr. Leabman served as President of TruePath Wireless, a service provider and equipment provider in the broadband communications industry. Mr. Leabman served on the board of directors of TruePath Holdings from 2010 to 2013. From 2008 to 2010, Mr. Leabman served as Chief Technology Officer for DataRunway Inc., a wireless communication company providing broadband internet to airlines. Mr. Leabman received both his B.S and M.S. in electrical engineering from the Massachusetts Institute of Technology. Our Board of Directors believes that Mr. Leabman’s extensive knowledge of Energous, its technology and the consumer and commercial electronics industry, qualify him to serve as a member of our Board of Directors.

Martin Cooper, age 88, joined our Board of Directors in 2015. Since 2008, Mr. Cooper has served as Chairman of Dyna, LLC, a new business incubator and developer located in Del Mar, California. Mr. Cooper has over 60 years of experience in the wireless business in which time he has served on numerous boards of directors, participated in the creation of the cellular industry, and contributed to the technology of radio spectrum management. Mr. Cooper previously served as Corporate Director of Research and Development at Motorola, Inc., a telecommunications company and led a team credited with having conceived and created the first portable cellular telephone. Mr. Cooper also previously founded ArrayComm, Inc., a software firm specializing in antenna technologies for mobile phones and wireless Internet connectivity. Mr. Cooper is a member of the National Academy of Engineering and serves on the Federal Communications Commission Technology Advisory Council and the United States Department of Commerce Spectrum Management Advisory Committee. Mr. Cooper has been awarded the National Academy of Engineering’s Draper Prize, the Marconi Prize, and is an Institute of Electrical and Electronics Engineers (IEEE) Centennial Medal awardee and Prince of Asturias Laureate awardee. Mr. Cooper holds a B.S. and M.S. in Electrical Engineering from the Illinois Institute of Technology. Our Board of Directors believes that Mr. Cooper’s extensive historical engagement in the formation and development of the cellular industry and his scientific and managerial background qualify him to serve as a member of our Board of Directors.

9

John R. Gaulding, age 71, joined our Board of Directors in 2014 and became chairman of the Board in February 2016. Since 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. Mr. Gaulding is a Co-Founder and Director Emeritus of Sage Partners, an advisory firm providing counsel on strategy and corporate governance issues. He is also Chairman Emeritus of Dominican University of California where he served for 7 years as Chairman and 16 years as a Trustee. From 1996 to 1999 and again from 2001 to 2016, Mr. Gaulding was an independent director of Monster Worldwide, Inc., an employment website company, where he chaired the Corporate Governance and Nominating Committee for ten years and also chaired the Audit Committee. From 2002 to 2012, he served as a Director for Yellow Media, Inc. where he also chaired the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Gaulding’s extensive corporate board experience includes ANTs Software, Inc., an enterprise business management company, where he was lead director and Chairman of the Audit Committee, and ORTEL, a high–technology manufacturer of electro-optical devices used in the telecommunications industry. In addition, he served as the executive Chairman and Chief Executive Officer of National Insurance Group, Inc., an insurance company. Mr. Gaulding has also served as non-executive Chairman of Novo Media, Inc., one of the first digital agencies. Finally, he was a founding director of Vino Volo, an airline terminal wine lounge company. Mr. Gaulding’s industry experience includes 15 years as a corporate officer, serving as Vice-President for Corporate Strategy and Development, for Pacific Telesis Group, President and Chief Executive Officer for Pacific Bell Yellow Pages, an advertising and publishing company, and President and Chief Executive Officer for ADP Claims Solutions Group, a claims solutions and information services company. Mr. Gaulding holds a B.S in Engineering from University of California, Los Angeles, an M.B.A. from the University of Southern California and an honorary Doctor of Laws from Dominican University of California. Our Board of Directors believes that Mr. Gaulding’s extensive executive and managerial experience qualify him to serve as a member of our Board of Directors.

Robert J. Griffin, age 50, joined the Company’s Board of Directors in February 2014. Mr. Griffin currently serves as Chief Business Officer of Cities Market Studios, a Minneapolis-based sales and marketing company he joined in 2016. Mr. Griffin previously was the Founder and Chief Executive Officer of Griffin International Companies, a Minneapolis-based retail sales and marketing firm. After founding Griffin International Companies in 1997, Mr. Griffin led the expansion of the company’s business across three continents and secured the license of brands and technologies from a number of large, well-known companies. Prior to founding Griffin International Companies, Mr. Griffin spent 6 years at Best Buy Co. in various management roles. Mr. Griffin holds a BA in Economics from Gustavus Adolphus College. Mr. Griffin’s extensive executive leadership experience and his in-depth knowledge of the retail industry and technology licensing make him well qualified to serve on our board of directors.

Rex S. Jackson, age 57, joined the Company's board of directors in March 2014. Mr. Jackson currently serves as Chief Financial Officer of Gigamon Inc., a provider of active visibility into data-in-motion network traffic, enabling stronger security and superior performance.  Mr. Jackson previously served as Chief Financial Officer of Rocket Fuel Inc., an advertising technology company, from March 2016 to October 2016. Prior to Rocket Fuel, Mr. Jackson served as Chief Financial Officer of JDS Uniphase Corporation, a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators and network equipment manufacturers, from January 2013 through September 2015, and drove the separation of JDSU into two independent public companies in August 2015. Mr. Jackson joined JDSU in January 2011 as Senior Vice President, Business Services, with responsibility for Corporate Development, Legal, Corporate Marketing and Information Technology. Prior to JDSU, Mr. Jackson served as Chief Financial Officer of Symyx Technologies from 2007 to 2010, where he led the company's acquisition of MDL Information Systems and subsequent merger of equals with another public company. Mr. Jackson also previously served as acting Chief Financial Officer at Synopsys and held executive positions with Avago, AdForce and Read-Rite. Mr. Jackson holds a B.A. degree from Duke University and a J.D. from Stanford University. Mr. Jackson also currently serves on the board of directors of EMCORE Corporation, a provider of advanced, mixed-signal optical products. Our Board of Directors believes that Mr. Jackson's accounting and financial expertise, general business acumen and significant executive leadership experience qualify him to serve as a member of our Board of Directors.

Director Compensation

In December 2015, we adopted a non-employee director compensation policy pursuant to which our non-employee directors receive on an annual basis a $50,000 retainer paid in cash and an annual equity award with a value of $75,000. The equity award consists of a restricted stock unit grant made on the first trading day following December 31 of each year covering a number of shares of common stock equal to $75,000 divided by the closing price of our common stock on such date that vests in full on the one year anniversary of grant. The Chairman of the Board, if independent, is granted an additional 25,000 restricted stock units on the first trading day following December 31 of each year that vests in full on the one year anniversary of grant. The Chairman of the Board, lead independent director (if the Chairman of the Board is not independent) and committee members receive additional annual cash compensation as follows:

Chairman of the Board	$50,000
Lead Independent Director:	$25,000
Audit Committee Chair:	$20,000
Audit Committee Member:	$10,000
Compensation Committee Chair:	$15,000
Compensation Committee Member:	$5,000
Corporate Governance and Nominating Committee Chair:	$10,000
Corporate Governance and Nominating Committee Member:	$5,000

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A director may elect to receive all or any portion of the cash consideration or restricted stock units payable under the non-employee director compensation policy in deferred stock units.

Grants made under the non-employee director compensation policy are made pursuant to the 2016 Amended and Restated Non-Employee Equity Compensation Plan. Mr. Rizzone and Mr. Leabman receive no compensation for their service on our Board or Directors.

The following table sets forth information with respect to compensation earned by or awarded to each of the non-employee members of our Board of Directors who served on our Board during 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John R. Gaulding	75,000	559,011	–	634,011
Martin Cooper	50,000	300,010	40,000	390,010
Robert J. Griffin	75,000	300,010	–	375,010
Rex S. Jackson	75,000	300,010	–	375,010

_______________________

(1)	The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited financial statements included in our Annual Report on Form 10-K. The amounts in this column include amounts attributable to grants of restricted stock units.
(2)	The amount in this column represents additional fees for consulting services performed by Mr. Cooper.

The following table shows the number of shares subject to outstanding option awards, shares subject to outstanding time-based restricted stock unit awards and shares subject to outstanding performance-based restricted stock unit awards held by each non-employee director as of December 31, 2016:

Name	Shares Subject to Outstanding Stock Awards (#)	Shares Subject to Outstanding Stock Option Awards (#)
John R. Gaulding	85,453	–
Martin Cooper	54,472	–
Robert J. Griffin	54,472	25,979
Rex S. Jackson	54,472	15,768

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OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE SIX NOMINATED DIRECTORS

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and recommends that stockholders vote for ratification of such selection. We are presenting this selection to our stockholders for ratification at the annual meeting.

Marcum audited our financial statements for 2016. No representative of Marcum is expected to be present at the 2017 annual meeting.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2017 annual meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of Marcum as the independent registered public accounting firm for 2017, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Marcum periodically rotates the individuals who are responsible for the Energous audit.

The following table sets forth the aggregate fees billed or expected to be billed by Marcum for 2016 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2016	2015
Audit Fees (1)	$167,349	$162,731
Audit-Related Fees (2)	–	11,639
Tax Fees	–	–
All Other Fees	–	–
Total	$167,349	$174,370

___________________

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees include fees for additional accounting consultations related to revenue recognition and the Company’s Employee Stock Purchase Plan.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by Marcum during 2016 were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 7, 2017 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each member of our Board of Directors, and each nominee for election to our Board;

•	each executive officer named in the Summary Compensation Table below;

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Energous Corporation at 3590 North First Street, Suite 210, San Jose, California 95134. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned, except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to stock options that may be exercised and restricted stock units that may vest within 60 days after April 7, 2017 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. Percentages of common stock outstanding as of April 7, 2017 are calculated based upon 20,589,103 shares outstanding on that date, including unissued but vested restricted stock deemed to be outstanding pursuant to Rule 13d-3 of the Exchange Act.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class

Directors and Executive Officers

Martin Cooper	23,270		*
John R. Gaulding	46,504		*
Robert J. Griffin	43,209	(1)	*
Rex S. Jackson	33,098	(2)	*
Cesar Johnston	4,383		*
Michael Leabman	298,481	(3)	1.4%
Stephen R. Rizzone	1,053,564	(4)	4.9%
Brian Sereda	27,022		*
Directors and executive officers as a group (10 persons)	1,546,816	(5)	6.3%

Five Percent Stockholders

Entities affiliated with Ascend Capital LLC.(6)	3,913,930		17.6%
DvineWave Holdings LLC(7)	1,649,812		8.0%

_____________________

Less than one percent.

*	Less than one percent.
(1)	Includes 25,979 shares of common stock issuable upon the exercise of stock options.
(2)	Includes 15,768 shares of common stock issuable upon the exercise of stock options.
(3)	Includes 283,357 shares of common stock issuable upon the exercise of stock options.
(4)	Includes (i) 713,625 shares of common stock issuable upon the exercise of stock options; (ii) 123,113 shares of common stock issuable upon the settlement of restricted stock units (“RSUs”); and (iii) 60,000 shares of common stock issuable upon the settlement of performance stock units (“PSUs”).
(5)	Includes (i) 123,113 shares issuable upon the settlement of RSUs; (ii) 60,000 shares issuable upon the settlement of PSUs; and (ii) 1,038,729 shares of common stock issuable upon the exercise of stock options.

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(6)

Consists of (i) 1,618,123 shares held by Ascend Legend Master Fund, Ltd. and its affiliates (“Ascend”), (ii) (x) 81,667 shares and (y) 822,951 shares issuable upon exercise of warrants held by Emily Fairbairn, (iii) 809,062 shares issuable upon exercise of warrants held by Malcolm Fairbairn, (iv) 315,462 shares held by Valley High Limited Partnership, (v) 133,333 shares held by Grant Fairbairn Irrevocable Trust September 30, 2011 and (vi) 133,333 shares held by Nina Fairbairn Irrevocable Trust September 30, 2011 (collectively, the “Ascend Shares”). Emily Fairbairn beneficially owns 1,486,746 Ascend Shares; Malcom Fairbairn beneficially owns 3,009,312 Ascend Shares; Valley High Limited Partnership and Valley High Capital LLC beneficially own and have shared voting and dispositive power over 315,462 Ascend Shares; the Grant Fairbairn Irrevocable Trust September 30, 2011 beneficially owns and has shared voting and dispositive power over 133,333 Ascend Shares; the Nina Fairbairn Irrevocable Trust September 30, 2011 beneficially owns and has shared voting and dispositive power over 133,333 Ascend Shares; and Ascend Legend Master Fund, Ltd., Ascend Legend Fund, Ltd., Ascend Partners Fund I, Ltd., Ascend Capital Limited Partnership and Ascend Capital, LLC beneficially own and have shared voting and dispositive power over 1,618,123 Ascend Shares. The principal business address of Ascend Legend Master Fund, Ltd., Ascend Legend Fund, Ltd. and Ascend Partners Fund I, Ltd. is c/o dms Corporate Services Ltd., P.O. Box 1344, dms House, 20 Genesis Close, Grand Cayman, Cayman Islands KY1-1108.  The principal business address of Ascend Capital, LLC and Ascend Capital Limited Partnership is 4 Orinda Way, Suite 200-C, Orinda, CA 94563. This information has been obtained from the Schedule 13D filed by Ascend with the SEC on August 19, 2016.

(7)	DvineWave Irrevocable Trust dated December 12, 2012 is the manager of DvineWave Holdings LLC. Gregory Tamkin, the trustee of the DvineWave Irrevocable Trust, has sole voting and investment power with respect to the entity’s shares of Energous common stock. The address is for DvineWave Holdings LLC is 1400 Wewatta Street, Suite 400, Denver, CO 80202. This information has been obtained from Amendment No. 1 to Schedule 13G filed by Gregory Tamkin with the SEC on February 12, 2016.

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EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers, other than those discussed under Information About Director Nominees:

Name	Age	Position
Stephen R. Rizzone	68	President, Chief Executive Officer, Director
Michael Leabman	44	Chief Technology Officer, Director
Brian Sereda	56	Senior Vice President and Chief Financial Officer
Cesar Johnston	53	Senior Vice President of Engineering
Neeraj Sahejpal	47	Senior Vice President of Product Marketing

Brian Sereda joined Energous in July 2015 and currently serves as Senior Vice President and Chief Financial Officer. His prior experience includes senior finance positions in leading technology companies, including semiconductor equipment, software and consumer electronics companies, with extensive experience in corporate finance, capital markets and merger and acquisition transactions. From 2011 through April 2015 he was Chief Financial Officer of ActiveVideo, a developer of a software platform for managed service operators such as cable companies and telecommunication companies. Previously, Mr. Sereda was Chief Financial Officer for Virage Logic, a NASDAQ-listed company that was a provider of semiconductor intellectual property, from 2008 to its acquisition by Synopsys in 2010. He also served as Chief Financial Officer of Proxim Wireless, a wireless networking company, from 2006 to 2008. Mr. Sereda received his M.B.A. from St. Mary's College of California and a B.S. and B.A. from Simon Fraser University in Vancouver, B.C., Canada.

Cesar Johnston joined Energous as Senior Vice President of Engineering in July 2014, after holding various management roles at Marvell Semiconductor, a semiconductor company, from 2006 until September 2013, including Vice President of Engineering for Wireless Connectivity since 2010. Mr. Johnston was the Senior Director Engineering for Wi-Fi VLSI and Hardware development at Broadcom from 2004 until 2006. Mr. Johnston is a recognized pioneer in the development of wireless technologies, and he has been responsible for the introduction of multiple first-of generations of SISO and MIMO wireless products. Mr. Johnston is a Senior Member of the IEEE. Mr. Johnston received both a B.S. and M.S.E.E. from NYU Tandon School of Engineering and is listed as either inventor or co-inventor on 20 issued patents.

Neeraj Sahejpal joined Energous in November 2014 and currently serves as Senior Vice President of Product Marketing. From 2009 to November 2014, he held various positions at Broadcom, most recently as Director, Product Marketing, Wireless Entertainment Connectivity. From 2005 to 2009, Mr. Sahejpal held a senior marketing position at PMC Sierra. Prior to that, Mr. Sahejpal co-founded Conifer Networks from 2004 to 2005 and held senior positions in ASIC design while working for Inkra Networks, NVIDIA and Oak Technology (now Zoran). Mr. Sahejpal received a B.E. in Electronics and Communication from National Institute of Technology, Allahabad, India and a MSCE and M.B.A. in Entrepreneurship and Finance from Santa Clara University. Mr. Sahejpal has also completed the Executive Program in Strategic Marketing at the Stanford Graduate Business School.

15

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, incentive quarterly performance bonuses and long-term equity compensation in the form of stock options and restricted stock units. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2016 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2016 (collectively, the “named executive officers”):

Summary Compensation Table for 2016

Name and Principal Position	Year	Salary($)	Non-Equity Incentive Plan($)	Stock Awards($)(1)		Option Awards ($)	All Other Compensation ($)	TOTAL ($)
Stephen R. Rizzone	2016	365,000	311,163	4,691,500	(2)	-	-	5,367,663
Chief Executive Officer	2015	365,000	322,140	4,102,165	(3)	-	-	4,789,305
Michael Leabman	2016	250,000	213,125	1,573,0004)		-	-	2,036,125
Chief Technology Officer	2015	250,000	220,644	261,439	(5)	-	-	732,083
Cesar Johnston	2016	300,000	235,068	1,337,050	(6)	-	-	1,872,118
Senior Vice President of Engineering	2015	250,000	175,483	440,785	(7)	-	-	886,268

__________________

(1)	The amounts shown in this column indicate the grant date fair value of RSUs granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited financial statements included in our Annual Report on Form 10-K.

(2)	Of this amount, $2,359,500 is attributable to a grant of RSUs and $2,332,000 is attributable to performance share units.

(3)	Of this amount, $2,427,788 is attributable to grants of RSUs and $1,674,377 is attributable to a grant of PSUIs under our 2015 Performance Share Unit Plan (“Performance Share Plan”) that only become earned upon achievement of pre-specified levels of market capitalization during the applicable performance period. See “Performance Share Unit Awards”.

(4)	This amount is attributable to grants of RSUs.

(5)	Of this amount, $94,000 is attributable to grants of RSUs and $167,439 is attributable to a grant of PSUs under the Performance Share Plan that only become earned upon achievement of pre-specified levels of market capitalization during the applicable performance period. See “Performance Share Unit Awards”.

(6)	This amount is attributable to grants of RSUs.

(7)	Of this amount, $105,910 is attributable to a grant of RSUs and $334,875 is attributable to a grant of PSUs under the Performance Share Plan that only become earned upon achievement of pre-specified levels of market capitalization during the applicable performance period. See “Performance Share Unit Awards”.

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Outstanding Equity Awards at December 31, 2016

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2016.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Stephen R. Rizzone	223,997	51,962	(3)	1.68	12/12/23	184,669	(5)	3,111,673	480,521	8,096,779
						150,000	(6)	2,527,500
						90,000	(7)	1,516,500
	403,443	93,103	(4)	6.00	03/27/24	79,277	(8)	1,335,817

Michael Leabman	45,634	12,010		2.49	01/07/2024	100,000	(6)	1,685,000	48,052	809,676
	204,322	47,152		6.00	03/26/2024	7,928	(8)	133,587

Cesar Johnston						50,000	(9)	842,500	96,103	1,619,336
						63,750	(10)	1,074,188
						15,856	(8)	267,174

__________________

(1)	The market value of unvested and unearned shares of restricted stock and restricted stock units is based on the closing price of our common stock on December 31, 2016 ($16.85).
(2)	Represents the number of shares that would be granted upon the vesting in full of the named executive officers’ unvested performance based restricted stock unit awards, which would occur only if the Company’s market capitalization reached a level of $1.1 billion or greater. See the description of performance share units under “Performance Share Unit Awards”.
(3)	Represents the unvested portion of an option grant that vests in equal monthly installments through October 2017.
(4)	Represents the unvested portion of an option grant that vests in equal monthly installments through August 2018.
(5)	Represents the unvested portion of a restricted stock unit award that vests in three remaining equal annual installments beginning on February 26, 2017.
(6)	Represents the unvested portion of a restricted stock unit award that vests in four equal annual installments beginning on August 18, 2017.
(7)	Represents the unvested portion of a performance stock unit award that vests upon meeting certain price targets of the Company’s per share market price.
(8)	Represents the earned and unvested portion of a performance-based restricted stock unit award. See the description performance share units under “Performance Share Unit Awards”.
(9)	Represents the unvested portion of a restricted stock unit award that vests in two remaining equal annual installments beginning on July 13, 2017.
(10)	Represents the unvested portion of a restricted stock unit award that vests in three remaining equal annual installments beginning on August 18, 2017.

Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Stephen Rizzone. We entered into an amended and restated employment agreement with Stephen Rizzone, effective January 1, 2015. The employment agreement has an initial term of four years (“Initial Employment Period”) and provides for an annual base salary of $365,000. Mr. Rizzone is eligible to receive quarterly cash bonuses with a total target amount equal to 100% of his base salary based upon achievement of performance-based objectives established by our Board. Pursuant to Mr. Rizzone’s previous employment agreement, on December 12, 2013 he was granted a ten year option to purchase 275,689 shares of common stock at an exercise price of $1.68, which vests in 48 equal monthly installments beginning October 1, 2013. In connection with the consummation of our initial public offering, Mr. Rizzone was granted an option to purchase 496,546 shares of common stock at an exercise price of $6.00. This award vests over the same vesting schedule as Mr. Rizzone’s December 2013 option award.

Pursuant to the employment agreement, Mr. Rizzone received a grant of 639,075 performance share units (“PSUs”), described under “Performance Share Unit Awards” below.

The employment agreement provides that if Mr. Rizzone’s employment is terminated due to his death or disability, if Mr. Rizzone’s employment is terminated by us without cause or if Mr. Rizzone resigns for good reason, 25% of the shares subject to the option awards described above shall immediately vest and become exercisable, he will have a period of one year post-termination to exercise such options, and if a Liquidation Event (as defined below) shall occur prior to the termination of the option awards described above, 100% of the shares subject to such option awards shall immediately vest and become exercisable effective immediately prior to the consummation of the Liquidation Event. In addition, any outstanding deferred PSUs shall be immediately vested and paid, but any remaining unearned portion of the PSUs shall immediately be canceled and forfeited.

If Mr. Rizzone’s employment is terminated due to his death or disability, Mr. Rizzone’s beneficiaries or estate will be entitled to receive (a) an amount equal to one times the sum of (i) his base salary plus (ii) the target amount of his performance bonus for the year of termination, plus (b) any base salary that as shall have accrued but remain unpaid.

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If Mr. Rizzone’s employment is terminated by the Company without cause or if he resigns for good reason, the Company shall pay him (a) an amount equal to two times the sum of (i) his base salary plus (ii) the target amount of his performance bonus for the year of termination, payable in substantially equal installments on a payroll period basis during the twenty-four (24) month period immediately following such termination of employment; (b) an amount equal to two years of COBRA premiums based on the terms of Company’s group health plan and Mr. Rizzone’s coverage under such plan as of the date of such termination of employment (regardless of any COBRA election actually made by him or the actual COBRA coverage period under Company’s group health plan), payable in payroll period installments on the same basis as the amount in clause (a) above; and (c) a performance bonus for the year of termination based on actual performance and prorated based on the number of days in the performance year through the date of such termination of employment, payable in cash at the same time bonuses are paid to other employees of Company for such performance year but not later than March 15 of the following year. In addition, any remaining unearned portion of the PSUs shall be immediately canceled and forfeited, and any other outstanding, unvested time-based equity awards other than the option awards described above shall immediately vest to the extent such award was scheduled to vest during the two-year period immediately following such termination of employment.

If Mr. Rizzone resigns without good reason or is terminated by the Company for cause, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation or termination. In addition, upon such termination of employment, all deferred PSUs and any remaining unearned portion of the PSUs shall be immediately canceled and forfeited.

In connection with Mr. Rizzone’s entry into his employment agreement, he also entered into a Non-Competition and Non-Solicitation Agreement with the Company, which prohibits him from competing with the Company and soliciting clients, customers, business partners or employees from the Company for a two-year restricted period in the event of the termination of his employment with the Company for any reason within two years after a transaction resulting in a Liquidation Event (as defined below) or the sale or disposal of all of his ownership interest in the Company. For purposes of Mr. Rizzone’s employment agreement, a Liquidation Event means a merger, acquisition, consolidation or other transaction (other than an equity financing) following which our stockholders prior to such transaction hold less than fifty percent (50%) of our outstanding voting securities of the acquiring or surviving entity, or a sale, license or transfer of all or substantially all of our assets.

Mr. Rizzone is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Rizzone is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Michael Leabman. We entered into an employment agreement with Michael Leabman, our Chief Technology Officer, effective October 1, 2013. The employment agreement has no specific term and constitutes at-will employment. Mr. Leabman’s current annual base salary is $250,000, and he is eligible for an annual performance based bonus award of up to 20% of his base salary based upon achievement of performance-based objectives established by our Chief Executive Officer and board of directors. Pursuant to Mr. Leabman’s employment agreement, in January 2013, he was granted a ten year option to purchase 57,644 shares of common stock at an exercise price of $2.49 that vested 3/48ths on the date of grant, and will vest 1/48th monthly over the following 45 months. In connection with the consummation of our initial public offering, Mr. Leabman was granted a second option award to purchase 251,474 shares of common stock at an exercise price of $6.00. The second option award vests over the same vesting schedule as Mr. Leabman’s initial option award.

If Mr. Leabman’s employment is terminated due to his death or disability, by the Company without cause or if Mr. Leabman resigns for good reason, Mr. Leabman will be entitled to receive (i) one year of his base salary at the rate then in effect, (ii) a performance bonus equal to the total performance bonuses paid to Mr. Leabman in the calendar year immediately preceding Mr. Leabman’s termination or resignation (iii) reimbursement of Mr. Leabman’s cost of COBRA coverage for one year, and (iv) 25% of the options to purchase shares of common stock subject to Mr. Leabman’s option awards described above will vest immediately and become exercisable, and, along with any previously vested and unexercised options, may be exercised by Mr. Leabman within one year following his termination or resignation. However, if a Liquidation Event (as defined above) shall occur within one year of Mr. Leabman’s termination without cause or his resignation for good reason, all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable.

In addition to those benefits described above, if Mr. Leabman’s employment is terminated by the Company without cause or he resigns for good reason within 18 months of a Liquidation Event (as defined above), all of Mr. Leabman’s options to purchase shares of common stock pursuant to the option awards described above will vest immediately and become exercisable. For purposes of Mr. Leabman’s employment agreement, a Liquidation Event has the same meaning as in Mr. Rizzone’s employment agreement.

If Mr. Leabman resigns without good reason, he will be entitled to his base salary at the rate then in effect up to and through the effective date of his resignation, along with any unreimbursed reasonable, out-of-pocket business expenses incurred by Mr. Leabman in the performance of his duties.

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Mr. Leabman is also eligible to receive benefits that are substantially similar to those of the Company’s other senior executive officers. Mr. Leabman is subject to certain restrictive covenants, including non-solicitation of employees, consultants and customers and non-competition each for a period one year following termination of his employment with the Company.

Cesar Johnston. Mr. Johnston, our Senior Vice President of Engineering, is employed pursuant to an offer letter dated July 3, 2014. Mr. Johnston’s offer letter provides for a base salary of $250,000, and he is eligible for an annual performance based bonus award of up to 20% of his base salary based upon achievement of performance-based objectives established by our Chief Executive Officer and Board of Directors. Mr. Johnston’s offer letter provided for an initial grant of 100,000 RSUs that vest in four equal annual installments on the first four anniversaries of his start date. Additionally, Mr. Johnston’s offer letter provided for a grant of 20,000 performance based RSUs, which such performance conditions have been achieved. In the event of Mr. Johnston’s death or disability, all vested options that he owns at such time will have an extended expiration date of twelve months from the date of death or effective date of disability. Additionally, Mr. Johnston’s offer letter provides for one year of base salary as severance in the event Mr. Johnston’s relationship is terminated with the Company for any reason other than cause. Additionally, Mr. Johnston’s offer letter provides that if he is terminated following a change in control (other than for cause) before the fourth anniversary of his hire date, he is entitled to be made a consultant to the acquiring company through the fourth anniversary of his hire date at the same total compensation in effect at the time of the acquisition. During this period, the above described RSU awards will continue to vest according to their original schedule.

Performance Share Unit Awards

In addition to Mr. Rizzone’s award of PSUs pursuant to his employment agreement, each of Mr. Leabman, Mr. Johnston and Mr. Sereda has received an award of PSUs under our 2015 Performance Share Unit Plan. The PSUs, which represent the right to receive shares of common stock, shall be earned based on our achievement of market capitalization growth between the award grant date and the earliest of the award recipient’s separation from service, a Liquidation Event (as defined in the description of Mr. Rizzone’s employment agreement above) and December 31, 2018. If the Company’s market capitalization is $100 million or less, no PSUs will be earned. If the Company reaches a market capitalization of $1.1 billion or more, 100% of the PSUs will be earned. For market capitalization between $100 million and $1.1 billion, the percentage of PSUs earned will be determined on a quarterly basis based on straight line interpolation. PSUs earned as of the end of a calendar quarter will be paid 50% immediately and 50% will be deferred until December 31, 2018 subject to the award recipient’s continued employment with the Company.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Directors And Officers”, in 2016 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

In February 2014, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of John R. Gaulding, Robert J. Griffin and Rex S. Jackson. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and has discussed them with both management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Marcum their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Marcum with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Rex S. Jackson, Chair
John R. Gaulding
Robert J. Griffin

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ADDITIONAL INFORMATION

Stock Performance Graph

This performance graph shall not be deemed "soliciting material" or to be "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Energous Corporation under the Securities Act or the Exchange Act.

The following graph shows a comparison from March 28, 2014 (the date our common stock commenced trading on the NASDAQ Global Select Market) through December 31, 2016 of the cumulative total return for our common stock, the Standard & Poor's 500 Stock Index (S&P 500 Index) and the Standard and Poor’s Semiconductors Index (S&P Semiconductors Index). The graph assumes that $100 was invested at the market close on March 28, 2014 in the common stock of Energous Corporation., the S&P 500 Index and the S&P Semiconductors Index and data for the S&P 500 Index and the S&P Semiconductors Index assumes reinvestments of gross dividends. The stock price performance of the following graph is not necessarily indicative of future stock price performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2016, except three reports, covering a total of nine transactions, were filed late by Mr. Cooper; five reports, covering a total of ten transactions, were filed late by Mr. Gaulding; four reports, covering a total of nine transactions, were filed late by Mr. Griffin; four reports, covering a total of eight transactions, were filed late by Mr. Jackson, four reports, covering a total of eight transactions, were filed late by Mr. Johnston; four reports, covering a total of seven transactions, were filed late by Mr. Leabman; three reports, covering a total of six transactions, were filed late by Mr. Rizzone; and four reports, covering a total of eight transactions were filed late by Mr. Sereda.

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2017

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2016 is available without charge upon written request to: Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134.

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OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the 2017 annual meeting other than those items stated above. If any other business should come before the 2017 annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000326817_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Stephen R. Rizzone 02 Michael Leabman 03 Martin Cooper 04 John R. Gaulding 05 Robert J. Griffin 06 Rex S. Jackson ENERGOUS CORPORATION 3590 NORTH FIRST STREET, SUITE 210 SAN JOSE, CA 95134 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2017. NOTE: To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000326817_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com ENERGOUS CORPORATION Proxy for Annual Meeting of Stockholders May 18, 2017 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints John R. Gaulding and Stephen R. Rizzone, and each of them, with the power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Energous Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Energous Corporation to be held May 18, 2017 at 11:00 a.m. local time, at the Company's offices located at 3590 North First Street, Suite 210, San Jose, CA 95134 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side